Exhibit 10.30

OPTION AGREEMENT

                               OPTION AGREEMENT




            This OPTION AGREEMENT dated May 15, 1999 (the "Agreement") is made by and between Robert S. Cope and Elizabeth Cope, husband and wife, and the Cope Family Trust dated September 12, 1972 (the "Trust") and Robert S. Cope in his capacity as Trustee of the Trust (herein individually and collectively "Cope"), on the one hand and Corey M. Patick, an individual, and/or his designee or assignee (herein collectively "Patick"), on the other hand.



      R E C I T A L S




            WHEREAS, Cope is the owner of 523,391 shares of the issued and outstanding Common Stock of Auto-Graphics, Inc., a California corporation (the "Company") registered in the name of and owned by the Trust (the "Stock");

            WHEREAS, Cope desires to sell the Stock, and in furtherance thereof desires to sell and grant Patick the irrevocable right and option (the "Option") to purchase Three Hundred and Seventy-Five Thousand (375,000) shares of such Stock (the "Option Stock") for a price of $5 per share totaling One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000) (the "Purchase Price");

            WHEREAS, Patick desires to explore the Purchase of the Stock and, therefore, desires to purchase and acquire from Cope the Option;

            WHEREAS, the Company has entered into an Employment Agreement with Patick of even date herewith whereby Patick has agreed to assist the Company to offer and sell a minimum of 200,000 shares of the Company's authorized and unissued Common Stock at a price per share of $2.50 for aggregate proceeds to the Company of $500,000 to be completed by no later than September 14, 1999 (herein the "Successful Offering").

            WHEREAS, the parties have memorialized their understandings and agreements regarding the Option and the Stock in this Agreement;




      A G R E E M E N T



            NOW, THEREFORE, the undersigned parties intending to be legally bound and obligated thereby, in consideration of the premises and the covenants contained herein, subject to the conditions set forth herein, do hereby agree as follows:

            1. Recitals. The Recitals set forth above, including the definitions set forth therein, are hereby incorporated in their entirety into and made a part of this Agreement.

            2. Option. Cope hereby sells, transfers and conveys to Patick, and Patick hereby purchases and acquires the Option from Cope, for the purchase price of One Thousand Dollars ($1,000) receipt of which is hereby acknowledged by Cope.

            3. Term of the Option. Subject to the provisions of paragraph 4 hereof, the Term of the Option, unless extended as provided for herein, shall be for a period of eighteen (18) months commencing on the date first above written and ending on November 14, 2001 (the "Initial Option Term"). If not previously terminated by Cope in accordance with paragraph 4, the Initial Option Term can and shall be extended, at the sole discretion and election of Patick, for a period of one (1) year upon payment to Cope of One Hundred and Twenty-Five Thousand Dollars ($125,000) for such purpose prior to the expiration of the Initial Option Term (the "Extended Option Term"). Unless exercised in accordance with the provisions of paragraph 5 hereof, the Option shall automatically terminate and expire at the end of the Initial Option Term or, if applicable, the Extended Option Term (the Initial Option Term and the Extended Option Term are, together, hereinafter referred to as the "Option Term").

            4. Termination of the Option. Notwithstanding anything herein to the contrary, in the event that the Successful Offering has not occurred, then Cope shall be entitled in his sole and absolute discretion and election, but shall not be obligated, to terminate the Option without further obligation under this Agreement in respect of such Option ("Cope Right of Termination"). Unless Cope provides Patick with written notice within ten (10) days following the deadline (September 14, 1999) for the Successful Offering that he is waiving his rights under the Cope Right of Termination, then the Option shall automatically terminate and be of no further force or effect ("Option Continuation Notice"). If Cope provides Patick with the Option Continuation Notice, then the Option shall continue in full force and effect in accordance with the provisions of this Agreement notwithstanding the Company's inability to achieve the Successful Offering.


            5. Exercise of the Option. Unless terminated in accordance with the Cope Right of Termination as provided for in paragraph 4, Patick may exercise the Option at any time before the expiration of the Option Term (including the Extended Option Term if applicable) as provided for herein, by written notice in accordance with paragraph 23 hereof (the "Option Exercise Notice"), stating that the Option to purchase the Stock is exercised and indicating the registered purchaser(s) thereof and stating a date and time for the closing ("Option Closing") of the transaction whereby Patick will pay for, purchase and acquire, and physically receive certificates representing, the Stock registered in the name of the purchaser(s) as indicated in the notice or endorsed for transfer into the name of the purchaser(s), such Option Closing to take place any time within forty-five (45) days from the date of the Option Exercise Notice. Subject to timely exercise of the Option in accordance with the provisions of this Agreement, and payment therefor, Cope agrees and promises to sell, transfer and deliver to Patick the shares of Option Stock which are the subject of the Option at the Option Closing. The Option Closing shall take place at the corporate offices of the Company in Pomona, California or at such other place as the parties may mutually agree upon in writing. At the Option Closing, Patick shall pay for the Option Stock being purchased in cash or by cashier's or certified check in the full amount of the Purchase Price for the Option Stock ($1,875,000) payable to the Trust or its designee ("Option Stock Purchase Price").

            6. Cope Put. Within ten (10) days from the date of the Option Exercise Notice, Cope shall have the irrevocable right, in his sole and absolute discretion and election (the "Cope Stock Put"), to require including as a condition to the Option Closing and Patick's right to purchase the Option Stock at such Closing that Patick purchase and acquire from Cope at the Option Closing the balance of the Stock owned by Cope being 148,391 shares of the Company's Common Stock or 25,000 share increments thereof (the "Put Stock"). Cope shall provide Patick with written notice in accordance with paragraph 23 hereof that Cope is exercising the Cope Stock Put, and the number of shares of the Put Stock to be sold, within ten (10) days following the date of the Option Exercise Notice by Patick (the "Put Notice"). If Cope does not, for any reason, timely provide Patick with the Put Notice in accordance with the provisions of paragraph 23, then the Cope Stock Put shall automatically terminate and expire and be of no further force and effect including, notwithstanding any other provision in this Agreement to the contrary, as a condition to the Option Closing and the purchase of the Option Stock by Patick. The purchase price for the Put Stock shall be Four Dollars and Seventy-Five Cents ($4.75) per share for a total of up to Seven Hundred and Four Thousand Eight Hundred and Fifty-Seven Dollars and Twenty-Five Cents ($704,857.25) if all of such Put Stock is sold (the exact amount, being $4.75 times the actual number of shares of the Put Stock which is the subject of the Put Notice, is referred to herein as the "Put Stock Purchase Price"), and such Put Stock Purchase Price shall be paid at the Option Closing one-half (50%) down in cash or cashier's check or certified check payable to the Trust and the balance in the form of the purchaser's promissory note payable to the Trust in equal quarterly installments, together with interest on the unpaid balance at the rate of six percent (6%) per annum, over a period of three (3) years from the date of the Option Closing. Upon receipt of the Put Notice, Patick will provide Cope with the name of the purchaser(s) including herein his designee and/or assignees who will purchase the Put Stock from Cope at the Option Closing. At the Option Closing, Cope shall sell, deliver and transfer, and the purchaser will purchase, acquire and take delivery of, the Put Stock, including certificates representing such Put Stock registered in the name of the purchaser or stock powers covering the Put Stock properly endorsed for transfer to the purchaser, free and clear of all liens, claims and encumbrances whatsoever, except only for a customary securities legend and stop transfer instruction indicating that such stock is deemed to be restricted stock under applicable securities laws, rules and regulations (the "Purchased Put Stock"). Following the Option Closing, Cope shall retain no right, title or interest in the Purchased Put Stock. In the event that payment for the Purchased Put Stock includes the purchaser(s) promissory note as provide for above, then one half (50%) of the Purchased Put Stock shall be pledged to Cope to secure payment of such promissory note (the "Pledged Stock"); however, notwithstanding such pledge, the purchaser(s) shall retain all incidents of ownership of the Pledged Stock including without limitation voting rights to such Pledged Stock. Following installment payments of the promissory note, a portion of the Pledged Stock shall be released from the pledge in an amount equal to the amount of the note which has been paid at the time of each of such installment payments.

            7. Escrow/Voting Rights. Within forty-five (45) days following the date of this Agreement, Cope and Patick will mutually arrange for an escrow or other similar arrangement ("Escrow") acceptable to them whereby an escrow holder or other similar party will hold the Option Stock (together with stock powers separate from certificate properly endorsed in blank for transfer) pursuant to and in accordance with the parties' respective rights and obligations under this Agreement (the "Escrow Holder"). The parties shall share equally (50/50) the cost of the Escrow. The Escrow Holder shall agree in writing to abide by the terms and conditions set forth in this Agreement and to hold safe the Option Stock (and stock powers) and impartially administer, implement and effectuate the parties' agreement in respect of the subject matter of the Escrow and the Agreement. The parties hereby agree to enter into an agreement with the Escrow Holder as may reasonably be required by the Escrow Holder in respect of the Escrow. Upon the termination or expiration of the Option Term as provided for and in accordance with the provisions of this Agreement, the Escrow Holder shall return to Cope the Option Stock (and stock powers) and the Escrow shall thereby expire and be of no further force or effect. Notwithstanding the existence of this Agreement, and the deposit of the Option Stock into the Escrow, pending the actual purchase of the Option Stock at the Options Closing as herein provided for, and subject to Patick's right to purchase the Option Stock, Cope shall retain, and be entitled to exercise in his sole and absolute discretion and election, full voting and other rights of ownership in and to the Option Stock. Likewise, pending the actual purchase of the Option Stock at the Option Closing, Cope shall be entitled to receive and own, subject to Patick's rights under this Agreement to the Option Stock and attendaments thereto, any cash or stock dividend or other rights, title or interest, attributable to or distributed in respect of the Option Stock (collectively the "Attendaments") which Attendaments shall forthwith be transferred and deposited by Cope, or delivered directly by the Company, into the Escrow and all of such Attendaments shall be deemed and treated for all purposes as part of the Option Stock to be sold by Cope and purchased by Patick for the Option Stock Purchase Price. (Although not required to be held in Escrow, the Put Stock will be held by Cope subject to the provisions of this Agreement and shall be understood to include all Attendaments as part of the Put Stock Purchase Price and that, pending any sale of the Put Stock to Patick, Cope retains all voting and other incidents of ownership of such Put Stock).

            8. Cooperation by Cope. During the Option Term, Cope agrees and promises not to take, cause to be taken or, where within his control, permit any action to be taken including by the Company intended, or which would reasonably be understood, to prejudice Patick's rights and entitlements under the Option and/or in respect of the Option Stock.

            9. Future Lease Obligation. Pending termination of the Option as provided for in paragraph 4 hereof, or the subsequent expiration of the Option Term, Cope will not cause the Company to enter into a new lease or other arrangement whereby the Company is obligated to lease or otherwise occupy the real property and improvements located at and generally described as 3201 Temple Avenue, Pomona, California 91768 (the "Real Property") which Real Property is presently leased and occupied by the Company as its corporate offices facility pursuant to a lease with that certain Partnership in respect of which Cope is a two-thirds owner through June 30, 2001 (the "Lease"), beyond the expiration of the current Lease term plus twelve (12) months (through June 30, 2002) at a rate not to exceed the Lease rate in effect at the end of the current Lease term.

            10. Certain Representations, Covenants and Warranties by Cope. For purposes of this Agreement, and the transactions contemplated by and provided for herein, Cope represents, covenants and warrants to Patick, as follows: (A) the Stock is owned exclusively by the Trust, and is free and clear of all liens, claims and encumbrances of whatsoever nature or kind and will remain so during the Term of the Option; (B) the Company's 1998 year-end audited financial statements are accurate and complete in all material respects and fairly present the results of operations, financial condition and changes of cash flows and equity as presented therein in accordance with generally accepted accounting principles consistently applied, and the Company's 1999 year-end financial statements, when and if provided to Patick pursuant to the provisions of this Agreement will be accurate and complete in all material respects and fairly present the results of operations, financial condition and changes of cash flows and equity as presented therein in accordance with generally accepted accounting principles consistently applied; and (C) Cope has not received any claim or threat of a claim, or notice of any action or proceeding in respect of the Company which are not reflected on the Company's financial statements referenced herein or otherwise identified and described on a schedule provided to Patick for such purposes by Cope or the Company.

            11. Certain Other Covenants by Cope. Pending termination of the Option as provided for in paragraph 4 hereof, or the subsequent expiration of the Option Term, Cope agrees and promises at his sole cost and expense where applicable (A) to retain ownership of the Option Stock;
(B) not to enter into any agreement or other arrangement regarding the sale, fractionalization, hypothecation, pledge, assignment, granting of a voting proxy for, transfer and/or other disposition or possible future disposition of the Option Stock or any interest therein; (C) to keep the Option Stock free and clear of any and all liens, claims and encumbrances of whatsoever nature; (D) not to permit any lien, claim or encumbrance to be placed or otherwise exit in, on or otherwise in respect of the Option Stock and to promptly seek to cause to be removed any such lien, claim or encumbrance that should come into existence following the date of this Agreement; (E) to promptly notify Patick in the event and when Cope first becomes aware of any actual or threatened claim, lien or encumbrance in, on or otherwise affecting the Option Stock; (F) to cause the Company to prepare and to promptly provide to Patick quarterly and annual consolidated financial statements for the Company accurately and completely presenting the results of operations, financial condition and changes in cash flows and equity and, if Patick timely exercises the Option to obtain and deliver to Patick prior to the Option Closing written authorization from the Company's independent certified public accountants, whose report covers the Company's most recently completed annual audited consolidated financial statements, written authorization by such accountants for Patick to rely upon such accountant's audit report thereon for purposes of purchasing the Option Stock; and (G) Cope will not cause the Company to increase his salary or other form of compensation and/or the lease payments the Company pays for the Real Property without the prior written consent of Patick, or to cause the Company to repurchase any of the Stock or to otherwise make any distribution to Cope in respect of such Stock or to repurchase or make any distribution in respect of any other shares of the Company's Common Stock or to offer, sell or issue, or commit to offer, sell and/or issue any shares of the Company's Common Stock or other securities (other than the proposed Public Offering as contemplated by and described in that certain Employment Agreement referenced elsewhere herein) without the prior written consent of Patick.

            12. Conditions To The Parties' Obligations To Closing. Notwithstanding anything herein to the contrary, the parties' respective obligations to close and otherwise consummate the transactions contemplated and provided for in this Agreement, and each of them, at the Option Closing, or as otherwise provided for herein, are subject to and are expressly conditioned upon the following events, occurrences and other matters:

            A.  To Cope's Obligations:

                  (1) the timely and full performance by Patick of his agreements and promises (covenants) as set forth in this Agreement including, if applicable, in respect of the Cope Put Option and the Put Stock; and

                  (2) compliance with all applicable securities laws, rules and regulations.


            B.  To Patick's Obligations:

                  (1) the truth and accuracy of Cope's representations and warranties at the date of this Agreement and as at the time of the Option's Closing;

                  (2) the timely and full performance by Cope of his agreements and promises (covenants) as set forth in this Agreement;

                  (3) the timely and full performance by the Company of any of its undertakings, agreements and/or promises (covenants) as set forth in the Agreement;

                  (4) the timely and full performance of the Company's obligations to Patick under that certain Employment Agreement between the Company and Patick of even date herewith;

                  (5) compliance with all applicable securities laws, rules and regulations;

                  (6) confirmation by Patick in his sole and absolute discretion and election that there has been no adverse change in the Company, its business, results of operations, financial condition, prospects and matters pertaining to the Option Stock (including the Put Stock if applicable) since the date of the last year-end financial statements of the Company provided to Patick prior to the Option Closing including pursuant to and in accordance with Patick's right to conduct "due diligence" as provided for in paragraph 28 and further referenced in paragraph 29 of this Agreement; and

                  (7) the obtaining by Patick of such assurances as he shall determine in his sole and absolute discretion and election to be satisfactory that the then current officers and directors will continue to serve in such capacities for a reasonable period of time following the Options Closing.


Prior to or at the Option Closing, the respective parties are entitled (but are not required) to waive the occurrence of any one or more of the conditions to such party's obligations under this Agreement. The waiver of one or more of such conditions by any party shall not act to constitute a waiver of any other condition(s). Likewise, the failure of any party to timely enforce any right, benefit or entitlement in favor of such party as provided for in this Agreement or otherwise shall not be deemed and shall not act as a waiver or relinquishment of any such right, benefit or entitlement or any other right, benefit or entitlement under this Agreement.

            13. Free Assignability. Nothing herein contained is intended or shall be interpreted to preclude or limit Patick's right, ability and entitlement to sell, assign or transfer this Agreement in whole or in part, and Patick's rights and obligations, including without limitation in respect of and to the Option and the right to purchase the Option Stock for the Purchase Price, as provided for herein.

            14. ESOT/ESOP. In the event that Patick assigns and transfers, in whole or in part, the Option including Patick's rights, responsibilities and obligations hereunder including in respect of the Cope Put, then the purchase price to be paid to and received by Cope for the Option Stock (and/or the Put Stock if applicable) at the Option Closing shall be reduced by an amount equal to the capital gains tax (presently 18%) otherwise applicable and payable by Cope in respect of the sale of such Stock, provided that Cope shall be entitled to defer payment of such taxes pursuant to and in accordance with applicable Internal Revenue Service Code S1042 as confirmed by an interpretative letter from the IRS and/or a legal opinion from a reputable income tax accountant or attorney reasonably acceptable to Cope.

            15. Cope Consulting Agreement and Covenant Not To Compete. In the event that Patick exercises the Option and purchases the Option
Stock, at the sole discretion and election of Patick, Cope hereby agrees and promises (A) to provide part-time (up to 25 hours per week, 40 weeks per year) consulting services to the Company and, further, (B) agrees and promises not to compete against the Company, directly or indirectly, or to assist in any manner any one else to compete against the Company and, further, (C) to continue serving on the Company's Board of Directors (absent the occurrence of any actual conflict of interest between the Company and Cope that should arise following the Option Closing Date), all [(A) through (C)] for a period of forty-two (42) months following the Option Closing Date for total aggregate compensation at the rate of Fifty Thousand Dollars ($50,000) per year, to be allocated by the Company in its sole discretion and election, and paid by the Company to Cope on a semi-monthly basis in accordance with the Company's then current payroll policies and procedures for outside consultants.

            16. Indemnity By The Parties. Patick and Cope each agree and promise to indemnify and hold harmless the other against any claims, debts, obligations, costs, expenses (including reasonable attorney's and professional's fees) and/or liabilities of whatsoever kind or nature which arise or otherwise result from the refusal and/or failure of the indemnifying party to timely and fully perform such party's agreements and promises (covenants) as set forth herein and/or as a result of the inaccuracy of any representation or warranty made herein by the party against which such indemnification is sought.

            17. Deductible Amount. Notwithstanding any provision of this Agreement to the contrary, none of the parties to this Agreement shall be required to make any indemnification or related payment under this Agreement or otherwise with respect to a claim asserted following the Option Closing alleging any breach of any of such party's representations, agreements, promises (covenants) and/or warranties under this Agreement, except to the extent that the cumulative amount of the damages actually incurred by the party seeking any such indemnification as a direct result of all such breaches of such representations, agreements, promises (covenants) and/or warranties actually exceeds, in the aggregate, the Deductible Amount (as define herein). The "Deductible Amount" shall be One Hundred Thousand Dollars ($100,000).

            18.  Knowledge of Breach.   Unless specifically provided in
writing at the time of Closing for purposes of this paragraph, none of the parties to this Agreement shall be deemed to have breached any representation, agreement, promise (covenant) and/or warranty if the party seeking indemnification under the Agreement obtained (by means of a diligent investigation or otherwise), on or prior to the Option Closing date, any actual and independently demonstrable knowledge of the breach of such representation, agreement, promise (covenant) and/or warranty by the party against which any claim of indemnification is being sought.

            19. Survival of Representations and Warranties. All of the parties' representations and/or warranties as set forth in this Agreement shall survive the Option Closing; however, the rights, claims, benefits and entitlements of the parties following the Closing attributable to such representations and warranties shall, notwithstanding any contrary provision in this Agreement, automatically terminate and expire, and shall cease to be of any force or effect, and all liability of Cope and Patick with respect to such representations and/or warranties shall be extinguished and be of no further legal force or effect, on the first anniversary date of the Option Closing; provided, however, that if, on or prior to such first anniversary date, either of the parties shall have duly delivered a written claim notice to the other party, then the specific indemnification claim set forth in such claim notice shall survive such first anniversary (and shall not be extinguished as otherwise provided for by this provision).

            20. Compliance With Securities Laws. The offer, sale and issuance of the Option and the Stock as provided for herein shall be in compliance with all applicable securities laws, rules and regulations.
The parties each agree and promise to cooperate and assist in efforts to satisfy all requirements applicable to the transactions contemplated and as provided for in this Agreement under Federal and state securities laws, rules or regulations.

            21. Complete Agreement. This Agreement contains all of the parties' statements, representations, understandings, agreements, promises, covenants, assurances, warranties, guarantees and other matters regarding the subject matter of the Agreement. This Agreement may only be supplemented, modified, amended or otherwise changed by a further writing, referencing this paragraph, and signed by the party sought to be bound by any such supplement, modification, amendment. This Agreement has and shall be deemed for all purposes to have been drafted and otherwise prepared by both of the parties and, should any ambiguity subsequently be determined to exist in or in respect of this Agreement including the language used herein, then neither party shall suffer and prejudice or disability as a result of any such ambiguity. Each of the parties acknowledges to the other that they have had the opportunity to have this Agreement and matters relating thereto reviewed by their own respective individual professional advisors including attorneys.

            22. Choice Of Law. This Agreement is made and shall be governed and interpreted for all purposes under the laws of the State of California (without regard to its conflict of law provisions).

            23. Notices. Notices to be given under or in respect of this Agreement shall be provided in writing and shall be deemed effective upon receipt if personally delivered or on the third day following mailing in United States Mail, certified mail - return receipt requested, addressed as follows:

                 If To "Cope"


                 Robert S. Cope
                 547 Rancho Del Monico
                 Covina, CA 91724

                 With a copy to -

                 Daniel H. Luciano, Esq.
                 242A West Valley Brook Road
                 Califon, New Jersey 07830


                 If To "Patick"

                 Corey M. Patick
                 2806 Sheridan Way
                 Stockton, CA 95207

                 With a copy to -

                 Bill D. Ringer, Esq.
                 1401 N. Hunter Street
                 San Joaquin, CA 95202


                 If To The "Company"

                 Auto-Graphics, Inc.
                 3201 Temple Avenue
                 Pomona, CA 91768-3200

                 With a copy to -

                 Robert H. Bretz, Esq.
                 520 Washington Blvd, PMB #428
                 Marina del Rey, CA 90292



Any party may, from time to time, update or otherwise change its address for purposes of notice under this Agreement by providing such notice in accordance with the provisions of this Agreement.

            24. Time Is Of The Essence. For purpose of this Agreement, and the performance of the parties responsibilities and obligations hereunder and/or the satisfaction of conditions as provided for herein, time shall be deemed to be of the essence.

            25. Severability. If any provision of this Agreement is hereafter finally determined to be unenforceable for any reason, then such provision shall be deemed and treated for all purposes as severed from this Agreement; and the balance of this Agreement shall remain in full force and effect as between the parties notwithstanding any such unenforceable and severed provision.

            26. Attorney's Fees/Costs. Accept as specifically provided for in paragraph 7 of this Agreement, the parties to this Agreement shall each bear their own legal fees and other costs and expenses associated with the negotiation and preparation of this Agreement and matters relating thereto and attributable to the Option Closing and the sale, purchase, transfer and issuance of the Option Stock (and the Put Stock if applicable). If any party initiates any legal action or proceeding seeking to enforce such party's rights or otherwise under or in respect of this Agreement then, in additional to whatever other relief such party may be entitled to receive as a result of such action/proceeding, such party (or the other party if determined to be the prevailing party in any such legal action or proceeding) shall be entitled to recover its reasonable attorney's and other professional's fees and costs paid or incurred by such party in connection with such legal action/proceeding including in respect of an appeal in such action/proceeding.

            27. Headings. The headings of the paragraphs (and any subparagraphs) of this Agreement are included for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

            28. Third Party Beneficiaries. The parties do not, by this Agreement or otherwise, intend to benefit any specific third person or entity; and no person or entity, who is not a signatory party to this Agreement, shall have or assert any right under or otherwise in respect of this Agreement. The Company is not intended and shall not be deemed for any reason to be a signatory party to this Agreement; and, the Company's "Acknowledged/Agreed" signature below is intended solely to indicate that the Company agrees and promises not to act in a manner that is inconsistent with the parties' agreements and promises (covenants), as they relate to the Company, where such agreements and promises (covenants) are not inconsistent with the Company's Articles of Incorporation, By-Laws or under the laws of the State (California) wherein the Company is incorporated, and that the Company does hereby agree and promise to allow Patick, if and when Patick actually exercises the Option to purchase the Option Stock and prior to the Option Closing, and his representatives to conduct such "due diligence" as is customary in the case of similar stock purchase transactions - - and for no other purpose.

            29. Documents To Be Delivered By Patick At the Closing. If the Option is exercised, then Patick is entitled to conduct "due diligence" as provided for in the foregoing paragraph; and, at the Option Closing and as a condition thereto, Patick shall provide Cope and the Company with the following representations, warranties and other assurances:

            A. Patick is acquiring the Option Stock (and the Put Stock if applicable) for investment purposes and not with a view to resell or otherwise transfer such Stock;

            B. Patick has carefully reviewed the financial condition of the Company as presented in the latest annual and quarterly financial statements which were provided to Patick by Cope (or the Company) as provided for in paragraph 11(F) hereof;

            C. Patick has carefully reviewed the Company's periodic reports filed with the SEC (10-K, 10-Q and 8-K Reports) with the United States Securities and Exchange Commission (the "SEC") which were provided to Patick by Cope (or the Company) as provided for in paragraph 11(F) hereof;

            D. Patick has been provided the opportunity to obtain any other information regarding the Company, its business, results of operations, financial condition, prospects and/or the Company's Common Stock;

            E. Patick acknowledges his understanding that the offer and sale by Cope of the Option Stock (and the Put Stock if applicable) has not been registered and/or qualified under any state or Federal securities laws, rules and regulations and is, therefore, deemed to be "restricted securities" under the Securities Exchange Act of 1934, as amended, and that the certificates representing such Stock when issued to Patick will be subject to "stop transfer" instructions given to the Company's stock transfer agent and such certificates will contain the following or a substantially similar legend to be approved by the Company's legal counsel:

            "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act") or any state securities law. These shares have been acquired for investment and may not be offered for sale, hypothecated, sold or transferred, nor will any assignee or transferee thereof be recognized by the Company as having any interest in such shares, in the absence of (i) an effective registration statement with respect to the shares under the Act, and any other applicable state law, or (ii) an opinion of counsel satisfactory to the Company that such shares will be offered for sale, hypothecated, sold or transferred only in a transaction which is exempt under or is otherwise in compliance with the applicable securities laws."

            F. Patick has evaluated the risks associated with the acquisition of the Option Stock (and the Put Stock if applicable) and has determined that the acquisition of such Stock is a suitable investment and that Patick can bear the entire risk of loss associated with the purchase of such Stock; and

            G. Patick understands and acknowledges that neither Cope (including the Trust) nor any of his agents, if any, have made any representations to Patick regarding the Company, its business future or business prospects or the future price of the Common Stock of the Company, except as otherwise provided for in this Agreement and as indicated on any schedule that Patick shall provide to Cope (and the Company) confirming any additional representations which have been provided to Patick which, when approved by Cope (and/or the Company where appropriate), Patick shall be entitled to rely upon in determining to purchase the Option Stock (and the Put Stock if applicable) under this Agreement.

             30. Successors In Interest. This Agreement, including all rights and obligations provided for herein, is binding upon the parties including their heirs, executors, administrators, trustees and successor trustees, designees, assigns, and other successors in interest.

            IN WITNESS WHEREOF, the parties thereunto duly authorized have executed this Agreement in Pomona, California effective as of the date first set forth above.


                                    ("Cope")





                                    ss/ Robert S. Cope
                                    Robert S. Cope







                                    ss/ Elizabeth Cope
                                    Elizabeth Cope




                                    THE COPE FAMILY TRUST






                                    By  ss/ Robert S. Cope
                                    Robert S. Cope, Trustee




                                    ("Patick")




                                    ss/ Corey M. Patick
                                    Corey M. Patick






Acknowledged and Agreed


AUTO-GRAPHICS, INC.
(the "Company")






By  ss/Robert S. Cope
  Robert S, Cope, President








By  ss/Daniel E. Luebben
  Daniel L. Luebben, Secretary